SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                             FORM 8-A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
            PURSUANT TO SECTION 12(b) or 12(g) OF THE
                  SECURITIES EXCHANGE ACT OF 1934

 National City Bancshares, Inc.          NCBE Capital Trust I
--------------------------------   ------------------------------
(Exact name of registrant as       (Exact name of registrant as
 specified in its charter)          specified in its charter)

           Indiana                            Delaware
--------------------------------   ------------------------------
 (State of Incorporation or         (State of Incorporation or
       Organization)                       Organization)

        35-1632155                           35-2039766
 -------------------------------   ------------------------------
  (IRS Employer Identification      (IRS Employer Identification
             Number)                           Number)

227 Main Street                    227 Main Street
P.O. Box 868                       P.O. Box 868
Evansville, Indiana 47705-0868     Evansville, Indiana 47705-0868
-------------------------------    ------------------------------
(Address of Principal Executive   (Address of Principal Executive
          Office)                              Office)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to the General Instruction A. (c), please check the following box. / /

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box. /x/

     Securities Act registration statement file number to which this form relates: 333-47823 and 333-447823-01
---------------------------------------------------------------
                        (If Applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

   Title of Each Class          Name of Each Exchange on Which
   to be so Registered          Each Class is to be Registered
   -------------------          ------------------------------
         None                        Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:
             ____% Cumulative Trust Preferred Securities
              (and the Guarantee with Respect Thereto)
                          (Title of Class)

            INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     For a full description of the ___% Cumulative Trust Preferred Securities (the "Preferred Securities") issued by NCBE Capital Trust I, a Delaware statutory business trust (the "Trust"), and the guarantee with respect to the Preferred Securities issued by National City Bancshares, Inc., an Indiana corporation (the "Company"), both of which are registered hereby, reference is made to the information contained under the captions "Description of the Preferred Securities," "Description of the Subordinated Debentures," and "Description of the Guarantee" in the Prospectus that forms part of the Registration Statement (Registration Nos. 333-47823 and 333-47823-01) (the "Registration Statement") filed by the Company and the Trust with the Securities and Exchange Commission on March 12, 1998, under the Securities Act of 1933, as amended (the "Act"). The information contained in the Registration Statement and the Prospectus are incorporated herein by reference. Definitive copies of the Prospectus describing the Preferred Securities will be filed pursuant to Rule 430A or pursuant to an amendment to the Registration Statement under the Act and shall be deemed incorporated by reference into this Registration Statement on Form 8-A.

ITEM 2. EXHIBITS.

   2.1     Form of Indenture between National City Bancshares,
           Inc. and Wilmington Trust Company, as Trustee
           (incorporated by reference to Exhibit 4.4 to the Registration Statement).

   2.2 Form of Subordinated Debenture Certificate (included as an exhibit to Exhibit 4.4 to the Registration
           Statement, which is incorporated by reference).

   2.3     Certificate of Trust of NCBE Capital Trust I
           (incorporated by reference to Exhibit 4.1 to the Registration Statement).

   2.4 Trust Agreement of NCBE Capital Trust I (incorporated by reference to Exhibit 4.2 to the Registration
           Statement).

   2.5     Form of Amended and Restated Trust Agreement of NCBE
           Capital Trust I (incorporated by reference to Exhibit
           4.3 to the Registration Statement).

   2.6 Form of Preferred Security Certificate (included as an exhibit to Exhibit 4.3 to the Registration Statement, which is Incorporated by reference).

   2.7     Form of Preferred Securities Guarantee Agreement
           (incorporated by reference to Exhibit 4.7 to the Registration Statement).

   2.8     Form of Agreement as to Expenses and Liabilities
           (included as an exhibit to Exhibit 4.2 to the Registration Statement, which is incorporated by reference).

                          SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, each of the registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 20, 1998

NATIONAL CITY BANCSHARES, INC.            NCBE CAPITAL TRUST I

By: /s/ Stephen C. Byelick, Jr.    By: /s/ Stephen C. Byelick, Jr.
  -----------------------------      -----------------------------
   Stephen C. Byelick, Jr.,         Stephen C. Byelick, Jr.,
     Secretary and Treasurer          Secretary and Treasurer